FBR Securitization Trust 2005-3
Disclaimer
COMPUTATIONAL MATERIALS
This presentation contains tables and other statistical analyses (the “Computational Materials”). These Computational Materials have been prepared by Friedman, Billings, Ramsey & Co., Inc. (“FBR”) in reliance upon information furnished by the issuer of the securities and its affiliates. These Computational Materials are furnished to you solely by FBR and not by the issuer of the securities. They may not be provided to any third party other than the addressee’s legal, tax, financial and/or accounting advisors for the purposes of evaluating said material.
Numerous assumptions were used in preparing the Computational Materials which may or may not be reflected therein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context. In addition, no assurance can be given as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. These Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice.
Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment assumptions, and changes in such prepayment assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments on the underlying assets will occur at rates slower or faster than the rates shown in the attached Computational Materials. Furthermore, unless otherwise provided, the Computational Materials assume no losses on the underlying assets and no interest shortfall.
If the Computational Materials were generated using a hypothetical group of mortgage loans, the specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the actual underlying assets and the hypothetical underlying assets used in preparing the Computational Materials. If these Computational Materials are based only on a statistical pool of mortgage loans expected to be included in the trust along with other mortgage loans on the closing date, the specific characteristics of these securities also may differ from those shown in the Computational Materials. A statistical pool may not necessarily represent a statistically relevant population, notwithstanding any contrary references herein. Although FBR believes the information with respect to the statistical pool will be representative of the final pool of mortgage loans, the collateral characteristics of the final pool may nonetheless vary from the collateral characteristics of the statistical pool. Certain mortgage loans contained in a statistical pool or the actual pool may be deleted from the final pool of mortgage loans delivered to the trust on the closing date.
The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. Neither FBR nor any of its affiliates makes any representation or warranty as to the actual rate or timing of payments on any of the underlying assets or the payments or yield on the securities.

FBRSI 2005-3
Friedman Billings Ramsey

			Percent of	Weighted	Weighted	Weighted
	Number of	Outstanding	Outstanding	Average	Average	Average
	Mortgage	Principal	Principal	Gross	Credit	Original
FICO Score-Fixed	Loans	Balance	Balance	Coupon	Score	LTV

500 - 519	3	541,759.66	0.50	9.510	508	75.14
520 - 539	9	1,298,506.26	1.21	8.619	531	80.16
540 - 559	22	2,359,402.20	2.19	7.920	552	79.25
560 - 579	43	5,329,754.90	4.95	8.367	572	81.31
580 - 599	95	9,243,427.56	8.59	8.643	589	85.44
600 - 619	195	15,573,249.78	14.48	9.108	609	89.72
620 - 639	204	16,443,484.65	15.29	9.140	629	91.10
640 - 659	193	17,753,736.54	16.50	8.274	648	90.62
660 - 679	116	14,625,029.50	13.60	7.690	670	88.45
680 - 699	103	10,799,616.71	10.04	8.221	688	90.77
700 - 719	56	7,314,217.17	6.80	7.793	709	88.73
720 - 739	28	2,408,692.10	2.24	8.247	728	90.81
740 - 759	17	1,262,929.05	1.17	8.689	748	95.05
760 - 779	12	2,306,791.00	2.14	7.280	772	88.52
780 - 799	6	306,781.23	0.29	9.411	789	99.76

Total:	1,102	107,567,378.31	100.00	8.435	644	88.83

Min: 501
Max: 795
NZ Weighted Average: 644

			Percent of	Weighted	Weighted	Weighted
	Number of	Outstanding	Outstanding	Average	Average	Average
	Mortgage	Principal	Principal	Gross	Credit	Original
FICO Score	Loans	Balance	Balance	Coupon	Score	LTV

500 - 519	172	37,574,380.20	4.36	8.898	509	75.13
520 - 539	194	44,612,452.27	5.17	8.324	529	76.08
540 - 559	239	51,665,139.73	5.99	7.974	551	82.01
560 - 579	259	60,961,469.36	7.07	7.575	570	83.22
580 - 599	475	107,854,571.67	12.51	7.206	589	82.10
600 - 619	480	117,862,281.29	13.67	7.045	609	82.44
620 - 639	492	124,796,907.25	14.47	6.896	629	82.51
640 - 659	413	110,514,924.23	12.82	6.761	648	81.80
660 - 679	242	69,251,181.76	8.03	6.690	670	82.47
680 - 699	189	55,867,981.16	6.48	6.741	689	82.17
700 - 719	109	35,066,660.33	4.07	6.654	708	83.32
720 - 739	63	17,059,534.14	1.98	6.669	730	82.72
740 - 759	46	12,648,836.21	1.47	6.763	748	82.81
760 - 779	30	11,360,894.18	1.32	6.509	771	81.53
780 - 799	14	3,992,958.76	0.46	6.472	787	83.95
800 - 819	3	1,216,667.70	0.14	6.383	807	71.02

Total:	3,420	862,306,840.24	100.00	7.161	622	81.72

Min: 500
Max: 810
NZ Weighted Average: 622

This Series Term Sheet, including the computational materials herein, was prepared solely by FBR, is intended for use by the addressee only, and may not be provided to any third party other than the addressee’s legal, tax, financial and/or accounting advisors for the purposes of evaluating such information. This information is furnished to you solely by FBR and not by the Depositor, the Issuer of the securities or any of their afiliates. FBR is acting as underwriter and not acting as agent for the Depositor, the Issuer or their afiliates in connection with the proposed transaction. This material is provided for information purposes only, and does not constitute an ofer to sell, nor a solicitation of an ofer to buy, the referenced securities. It does not purport to be all-inclusive or to contain all of the information that a prospective investor may require to make a full analysis of the transaction. All information contained herein is preliminary and it is anticipated that such information will change. The information contained herein supersedes information contained in any prior series termsheet for this transaction. In addition, the information contained herein will be superseded by information contained in the prospectus and prospectus supplement for this transaction and in any other material subsequently filed with the Securities and Exchange Commission. An ofering may be made only through the delivery of the prospectus and prospectus supplement. Any investment decision with respect to the referenced securities should be made by you solely upon all of the information contained in the prospectus and prospectus supplements.